            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

           FOR THIS TYPE OF ACCOUNT:                            GIVE THE SOCIAL SECURITY NUMBER OF--
           ---------------------------------------------------  ------------------------------------------------------
1.         An individual's account                              The individual
2.         Two or more individuals (joint account)              The actual owner of the account or, if combined funds,
                                                                any one of the individuals(1)
3.         Husband and wife (joint account)                     The actual owner of the account or, if joint funds,
                                                                either person(1)
4.         Custodian account of a minor (Uniform Gift to        The minor(2)
           Minors Act)
5.         Adult and minor (joint account)                      The adult or, if the minor is the only contributor,
                                                                the minor(1)
6.         Account in the name of guardian or committee for a   The ward, minor, or incompetent person(3)
           designated ward, minor, or incompetent person
7.         a. The usual revocable savings trust account         The grantor-trustee(1)
           (grantor is also trustee)
           b. So-called trust account that is not a legal or    The actual owner(1)
           valid trust under State law
8.         Sole proprietorship                                  The owner(4)
9.         A valid trust, estate, or pension trust              Legal entity (Do not furnish the number of the
                                                                personal representative or trustee unless the legal
                                                                entity itself is not designated in the account
                                                                title)(5)
10.        Corporate account                                    The corporation
11.        Religious, charitable or educational organization    The organization
           account
12.        Partnership account held in the name of the          The partnership
           business
13.        Association, club or other tax-exempt organization   The organization
14.        A broker or registered nominee                       The broker or nominee
15.        Account with the Department of Agriculture in the    The public entity
           name of a public entity (such as a state or local
           government, school district, or prison) that
           receives agricultural program payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency, or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a) of the Code.

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Section 404(k) payments made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: A Payee may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and such payee has not provided its correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852) of the Code.

    - Payments described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451 of the Code.

    - Payments made by certain foreign organizations.

    - Mortgage interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A of the Code.

    PRIVACY ACT NOTICE.--Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to include any portion of an includable payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE